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                                                                  EXHIBIT 3.1(I)

                        CERTIFICATE OF AMENDMENT TO THE
                            RESTATED CERTIFICATE OF
                    INCORPORATION OF TENNECO AUTOMOTIVE INC.

     Tenneco Automotive Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby amend the Restated Certificate of Incorporation, as amended, of the Corporation.

     The undersigned hereby certifies that this amendment to the Restated Certificate of Incorporation, as amended, of the Corporation has been duly adopted in accordance with Section 242 of the DGCL.

     Subsection A of Article FOURTH of the Corporation's current Restated Certificate of Incorporation, as amended, is hereby amended to read in its entirety as follows:

        "FOURTH: A. The total number of shares of all classes of stock which the corporation shall be authorized to issue is 185,000,000 shares, divided into 135,000,000 shares of common stock, par value $.01 per share (herein called "Common Stock"), and 50,000,000 shares of preferred stock, par value $.01 per share (herein called "Preferred Stock")."

     THE UNDERSIGNED, being the Senior Vice President and General Counsel of the Corporation, for the purpose of amending the Restated Certificate of Incorporation, as amended, of the Corporation pursuant to the DGCL, does make this amendment to the Restated Certificate of Incorporation, as amended, of the Corporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true and accordingly I have hereunto set my hand as of this 9th day of May, 2000.

                                          TENNECO AUTOMOTIVE INC.

                                          By: /s/ TIMOTHY R. DONOVAN
                                            ------------------------------------
                                          Name: Timothy R. Donovan
                                          Title:   Senior Vice President and
                                          General Counsel